Ronald R. Chadwick, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, CO 80014
Telephone 303-306-1967
Fax 303-306-1944

Exhibit 16.1

September 23, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

Please allow this letter to confirm that the auditor/client relationship between Global Golf Holdings, Inc. and Ronald R. Chadwick, P.C. has ceased.

Please also be advised that there are no material disagreements or conflicts with respect to our engagement with Global Golf Holdings.

We have read and agree with the comments in Item 4 of the Form 8-K initially dated September 23, 2003.

/s/ Ronald R. Chadwick
Ronald R. Chadwick, P.C.